                                                            January 31, 1995



Lexington Components, Inc.
767 Third Avenue
New York, New York 10017

                 Re:      Amendment to Financing Agreements

Gentlemen:

         Reference is made to certain financing agreements dated January 11, 1990 between Lexington Components, Inc. ("LCI") and Congress Financial Corporation ("Congress"), including, but not limited to, an Accounts Financing Agreement [Security Agreement], as amended (the "Accounts Agreement"), and all supplements thereto and all other related financing and security agreements (collectively, all of the foregoing, as the same have heretofore or contemporaneously been or may be hereafter, amended, replaced, extended, modified or supplemented, the "Financing Agreements").

         In connection with the financing arrangements pursuant to the Accounts Agreement and the other Financing Agreements, the parties hereto hereby agree to amend the Financing Agreements, as set forth below:

         1.      Definitions:

                 (a) Additional Definitions. As used herein or in any of the other Financing Agreements, the following terms shall have the respective meanings given to them below and the Accounts Agreement (including all supplements thereto) shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

                 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                 "Business Day" or "business day" shall mean (a) for the Prime Rate Loans, any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Congress are open for the transaction of business, and (b) for all Eurodollar Rate Loans, any such day as described in (a) above in this definition, excluding any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

                 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

                 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by LCI and approved by Congress) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to LCI in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by LCI.

                 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as LCI may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, LCI may not elect an Interest Period which will end after the last day of the then-current term of the Financing Agreements or after the effective date of any notice of termination given under the Financing Agreements.

                 "Interest Rate" shall mean, as to Prime Rate Loans, a rate of one (1%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of three and one-quarter (3 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by LCI as in effect three (3) Business Days after the date of receipt by Congress of the request of LCI for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to LCI); provided, that, Interest Rate shall mean the rate of three (3%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of five and one quarter (5 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to

Eurodollar Rate Loans, at Congress' option, without notice, (a) for the period on and after the effective date of termination or non-renewal hereof, or the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Congress and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against LCI) and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to LCI under the Accounts Agreement and supplements thereto, which excess(es) continue to exist or arise after three
(3) days' telephonic or written notice to LCI of any such excess(es) (whether or not such excess(es), arise or are made with or without Congress' knowledge or consent and whether made before or after an Event of Default); provided, further, that, the higher Interest Rate under the immediately preceding proviso shall be inapplicable in the case of any excess(es) described in clause (b) thereof if and to the extent that Congress shall, at Congress' option, have agreed not to charge the higher Interest Rate otherwise permitted to be charged under such proviso, as evidenced by a writing expressly so stating and signed by Congress.

                 "Loans" shall mean the Revolving Loans and the Term Loans.

                 "Participant" shall mean any person which at any time participates with Congress in respect of the Loans, the Credits or other Obligations or any portion thereof.

                 "Prime Rate Loans" shall mean any Loans or portions thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

                 "Reference Bank" shall mean CoreStates Bank, N.A., or such other bank as Lender may from time to time designate.

                 "Revolving Loans" shall mean the loans now or hereafter made by Congress to or for the benefit of LCI on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 of the Accounts Agreement and Paragraph 3 of the letter agreement re: Inventory Loans, dated March 23, 1990, by LCI, in favor of Congress.

                 "Term Loans" shall mean the term loans made by Congress to LCI evidenced by the LCI Second Restated Note (as defined below), the Term Promissory Note, dated as of January 13, 1995, made by LCI in favor of Congress in the original principal amount of $1,500,000 (the "LCI" Georgia Real Estate Note"), the LCI Ohio Real Estate Note (as defined below) and the New Equipment Term Notes by LCI in favor of Congress, as such notes may hereafter be amended, supplemented, renewed, extended, restated or replaced.

                 (b) Interpretation. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Accounts Agreement and the other Financing Agreements.

         2. Acknowledgement of Obligations. LCI hereby acknowledges and agrees that, as of the close of business on January 26, 1995, LCI was indebted to Congress for Obligations under the Financing Agreements (including LCI's Guarantee with respect to the Obligations of LPC) in a principal amount of not less than $20,980,920.61, together with interest accrued and accruing thereon, plus the fees, charges, costs and expenses provided under the Financing Agreements, all of which is owed without offset, defense or counterclaim of any kind, nature or description.

         3.      Maximum Credit.

                 (a) Section 1.7 of the Accounts Agreement, as heretofore amended, is hereby deleted in its entirety and replaced with the following:

                          "1.7.  "Maximum Credit" shall mean the amount of
$40,000,000."

                 (b) For purposes of Section 2.3 of the Accounts Agreement, all existing and future Term Loans, including, without limitation, the Loans evidenced by the LCI Second Restated Note, the LCI Georgia Real Estate Note, the LCI Ohio Real Estate Note (if the LCI Ohio Real Estate Loan is made) and any and all New Equipment Term Notes by LCI shall be considered made pursuant to a supplement to the Accounts Agreement, and the "Loans" to LPC evidenced by the "LPC Second Restated Note", the "LPC Real Estate Note" and the "New Equipment Term Notes" (as each such quoted term is defined in the LPC Financing Agreements), shall be considered made pursuant to a supplement to the Accounts Financing Agreement [Security Agreement], dated January 11, 1990, between LPC and Congress.

         4.      Additional Term Loans.

                 (a) Contemporaneously herewith, in order to evidence the balance of the outstanding Obligations owed by LCI pursuant to the Amended and Restated Promissory Note, dated January 14, 1994, made payable by LCI in favor of Congress, in the original principal amount of $3,700,000 and the New Equipment Term Note, dated as of August 1, 1994, made payable by LCI in favor of Congress, in the original principal amount of $2,000,000, and in order to evidence an additional one-time advance to LCI, which is deemed to be made upon the effective date hereof, in the principal amount of $2,161,999.59 LCI is executing and delivering to Congress a Second Amended and Restated Promissory
Note in the
         original principal amount of $6,957,000.00 (as the same now exists or may hereafter be amended, supplemented, renewed, extended, restated or replaced, the "LCI Second Restated Note"). The Obligations evidenced by the LCI Second Restated Note shall be payable, including interest and other amounts, as provided therein and, to the extent not inconsistent with the terms of the LCI Second Restated Note, as provided in the other Financing Agreements, and shall be secured by all Collateral, other than the owned real property of LCI in Troup County, Georgia, presently subject to a Deed to Secure Debt, dated as of January 13, 1995 (the "LCI Georgia Real Estate").

                 (b) At LCI's request made within ninety (90) days after the date hereof and upon not less than five (5) business days' prior written notice by LCI to Congress and provided all of the conditions precedent set forth in Section 12 are then satisfied, Congress agrees to make an additional one-time advance to LCI (the "LCI Ohio Real Estate Loan") in an amount equal to the lesser of (i) eighty (80%) percent of the orderly liquidation value of LCI's owned real property in Trumbull County, Ohio, as shown on the appraisal required to be delivered under Section 12 below, minus $340,000, or (ii) $2,500,000 minus the sum of (A) $1,500,000 plus (B) the original principal amount of the LPC Real Estate Loan (as defined in the LPC Financing Agreements). The LCI Ohio Real Estate Loan shall be evidenced by a Term Promissory Note in the principal amount of the LCI Ohio Real Estate Loan in the form annexed hereto as Exhibit A (as the same now exists or may hereafter be amended, supplemented, renewed, extended, restated or replaced, the "LCI Ohio Real Estate Note"). The Obligations evidenced by the LCI Ohio Real Estate Note shall be payable, including interest and other amounts, as provided therein, and, to the extent not inconsistent with the terms of the LCI Ohio Real Estate Note, as provided in the other Financing Agreements, and shall be secured by all Collateral (other than the LCI Georgia Real Estate).

         5.      New Equipment Term Loans.

                 (a)      Sections 2(a) and 2(b) of the letter agreement re:
Amendment to Financing Agreements, dated as of March 25, 1994, between Congress and LCI, as heretofore amended by the letter agreement re: Amendment to Financing Agreement, dated as of August 1, 1994 (as so amended, the "New Equipment Term Loan Agreement") are hereby deleted in their entirety and replaced with the following:

                          "(a) Subject to and upon the terms and conditions contained herein and in the other Financing Agreements, including the sublimit set forth below in
                          Section 2(b), Congress shall, in its discretion, make New Equipment Term Loans to LCI, from time to time, at LCI's request, of up to eighty (80%) percent of the orderly liquidation value of such Eligible New Equipment, as set forth in an appraisal report prepared for Congress, at LCI's expense, by MB Valuation Services, Inc., Daley-Hodkin Appraisal Corporation or other appraiser reasonably satisfactory to Congress.

                          (b) Except in Congress' discretion (i) the aggregate original principal amount of all New Equipment Term Loans made to LCI plus the aggregate original principal amount of all "New Equipment Term Loans" (as defined in the LPC Financing Agreements) made to LPC under the LPC Financing Agreements after the date hereof, shall not exceed $11,300,000, and (ii) the aggregate principal amount of all Obligations evidenced by the LCI Second Restated Note, the LCI Georgia Real Estate Note, the LCI Ohio Real Estate Note, the "LPC Second Restated Note" (as defined in the LPC Financing Agreements), the "LPC Real Estate Note" (as defined in the LPC Financing Agreements) and each of the New Equipment Term Notes made by each of LCI and LPC in favor of Congress, shall not exceed the sum of $26,000,000 at any one time outstanding. Except in Congress' discretion, New Equipment Term Loans shall only be available (subject to the foregoing lending formula and sublimits set forth herein) in integral multiples of $100,000 and in amounts not less than $500,000 for each New Equipment Term Loan."

                 (b) Section 2(d)(iii) of the New Equipment Term Loan Agreement is hereby deleted in its entirety and replaced with the following:

                          "(iii)  Congress shall have received a copy(ies) of
the invoice(s) covering the Cost of New Equipment with respect to the Eligible New Equipment and all other amounts required to be paid in connection therewith, together with a copy of an appraisal report as required under
Section 2(a) above setting forth the orderly liquidation value of the Eligible New Equipment as provided in Section 2(a)."

                 (c) Exhibit I to the New Equipment Term Loan Agreement is hereby replaced with the form designated as Exhibit I annexed hereto.

         6.      Interest.

                 (a) Section 3.1 of the Accounts Agreement, as heretofore amended, is hereby deleted in its entirety and replaced with the following:

                          "3.1 (a)         We shall pay to you interest on the
                          outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or following the effective date of termination or non-renewal hereof shall be payable on demand.

                          (b) We may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from us shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by you of such a request from us, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, each of the following additional conditions are satisfied: (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) we shall have complied with such customary procedures as are established by you and specified by you to us from time to time for requests by us for Eurodollar Rate Loans, (iii) no more than three (3) Interest Periods may be in effect at any one time with respect to LCI and no more than four (4) Interest Periods in the aggregate may be in effect with respect to LCI and LPC at any one time, (iv) the amount of the Eurodollar Rate Loans subject to a given Interest Period must be in the amount of $1,000,000 or an integral multiple thereof, (v) the minimum aggregate amount of Eurodollar Rate Loans outstanding and/or requested by us and LPC shall not be less than $5,000,000, (vi) the maximum amount of the Eurodollar Rate Loans at any time outstanding and/or requested by us shall not exceed the amount equal to ninety-five (95%) percent of the principal amount of the Term Loans plus eighty (80%) percent of the Revolving Loans which it is anticipated will be outstanding on the last day of the applicable Interest Period, as determined by you, and (vii) you shall have determined that the Adjusted Eurodollar Rate is available to you for such Interest Period through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by us. Any request by us to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, you and the Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if you and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

                          (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless you have received a request complying with the terms hereof to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at your option, upon notice by you to us, convert to Prime Rate Loans in the event that (i) an Event of Default has occurred and is continuing, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding or (B) the sum of the then outstanding principal amount of the Term Loans plus the Revolving Loans then available to us under the Accounts Agreement and supplements thereto. We shall pay to you, upon demand by you (or you may, at your option, charge any of our loan accounts) any amounts required to compensate you, the Reference Bank or any Participant with you for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

                          (d) Interest shall be payable by us to you monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The Interest Rate on non-contingent Obligations (other than Eurodollar Rate

                          Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by us to you exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

                          (e) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by you to us, subject to our option (if applicable) set forth in the following sentence, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for you, Reference Bank or any Participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, by an amount deemed by you to be material, or (B) shall result in the increase in the costs to you, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans or (C) reduce the amounts received or receivable by you in respect thereof, by an amount deemed by you to be material or (ii) the cost to you, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by you to be material. In the circumstances described in clauses
                          (i)(B), (i)(C) or (ii), in lieu of conversion to Prime Rate Loans, we shall have the option, for the balance of the Interest Period(s) for then-outstanding Eurodollar Rate Loans, of paying any and all increased costs to you, Reference Bank and each Participant, together with the aggregate amount by which the amounts received or receivable by you have been reduced in respect of such Eurodollar Rate Loans. In the event of any conversion of Eurodollar Rate Loans to Prime Rate Loans, we shall pay to you, upon demand by you (or you may, at your option, charge any of our loan accounts) any amounts required to compensate you, the Reference Bank or any Participant with you for any loss (including loss of anticipated profits), cost or expense incurred by you or any such person as a result of any conversion of Eurodollar Rate Loans to Prime Rate Loans, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by you or any such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate signed by you setting forth the basis for the determination of such amount necessary to compensate you as aforesaid shall be delivered to us and shall be conclusive, absent manifest error.

                          (f) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by you other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under
                          Section 5 of this Agreement or any other payments made with the proceeds of Collateral, we shall pay to you upon demand by you (or you may, at your option, charge any of our loan accounts) any amounts required to compensate you, the Reference Bank or any Participant for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by you or any such person to make or maintain such Eurodollar Rate Loans or any portion thereof."

                 (b) Section 3.2 of the Accounts Agreement is hereby deleted in its entirety and replaced with the following:

                           "[INTENTIONALLY OMITTED]"

                 (c) Any and all references in the Financing Agreements to the post-default rate of interest continued in Section 3.2 of the Accounts Agreement are hereby amended to refer to the post-default rate of interest contained in Section 3.1 of the Accounts Agreement, as herein amended.

         7. Net Worth Covenants. Section IV (g)(ii) of the Covenant Supplement to the Accounts Agreement, dated January 11, 1990, as amended, is hereby further amended by deleting it in its entirety and replacing it with the following:

                          "(ii) Borrower shall, at all times, maintain on a basis consolidated with LPC and LPC's direct and indirect Subsidiaries, a Net Worth not less than negative $9,500,000."

         8. Term. The first sentence of Section 9.1 of the Accounts Agreement, as heretofore amended, is hereby deleted in its entirety and replaced with the following:

                          "This Agreement shall become effective upon acceptance by you and shall continue in full force and effect for a term ending January 2, 1998 (the "Renewal Date"), unless sooner terminated pursuant to the terms hereof."

         9.      Inventory Sublimit.  Paragraph 3 of the letter agreement re:
Inventory Loans, dated March 23, 1990, is hereby amended by deleting the reference to "$3,000,000" and replacing it with "$5,000,000".

         10.     Fees.

                 (a) LCI shall pay to Congress a facility fee in an amount equal to $62,500, payable simultaneously with the execution hereof, which fee is fully earned as of the date hereof.

                 (b) Section 3.5 of the Account Agreement is hereby deleted in its entirety and replaced with the following:

                                  "3.5   If the average outstanding daily
                          principal balance of all Loans made and Credits provided by you to us under this Agreement or any supplement hereto in any calendar month during the applicable time period set forth below, plus the average outstanding daily principal balance of all "Loans" made or "Credits" provided by you to LPC under (and as such quoted terms are defined in) the LPC Financing Agreements for such time period, shall be less than the corresponding amount set forth below (the "Unused Line Base Amount"), we and LPC shall be jointly and severally obligated to pay to you, on or before the tenth (10th) day of the next succeeding calendar month, an unused line fee calculated at the rate of one- half of one (1/2 of 1%) percent per annum upon the amount by which the Unused Line Base Amount exceeds the average outstanding daily principal balance of all such Loans and Credits to LCI and LPC in respect of such month:

                                           Unused Line
          Time Period                      Base Amount
          -----------                      -----------
(i)       April 1, 1995 through            $25,000,000
          and including
          December 31, 1995

(ii)      January 1, 1996 through          $20,000,000
          and including
          December 31, 1996

(iii)     January 1, 1997 and              $15,000,000
          thereafter

                 (c) Section 9.2 of the Accounts Agreement, as heretofore amended, is hereby deleted in its entirety and replaced with the following:

                          "9.2 If for any reason the Financing Agreements are terminated prior to January 2, 1998, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of your lost profits as a result thereof, we hereby agree to pay to you upon the effective date of such termination, jointly and severally with LPC, an early termination fee in an amount equal to: (i) two (2%) percent of the average outstanding balance of all Loans and Credits provided by you to us and LPC during the twelve (12) calendar month period ended immediately prior to the effective date of termination (such average balance, the "Average Line Usage") if such termination occurs on or prior to December 31, 1995, (ii) one (1%) percent of the Average Line Usage if such termination occurs after December 31, 1995, but on or prior to December 31, 1996, or (iii) one-half of one (1/2 of 1%) of the Average Line Usage if such termination occurs after December 31, 1996 but on or prior to June 30, 1997; provided, that, the early termination fee for a termination effective after December 31, 1996 as provided for in this clause (iii) of Section 9.2 will not be payable by us and/or LPC (A) if we and LPC have obtained and delivered to you a written proposal for a complete replacement and refinancing of our and LPC's Obligations to you, (B) you determine in your sole and absolute discretion not to offer us and LPC continued financing on substantially the same terms and conditions of such written proposal (such determination by you to be made within fifteen (15) business days after your receipt of such written proposal) and (C) we enter into new financing arrangements with such replacement lender on the same terms and conditions of such written proposal and we pay and perform all of our Obligations hereunder upon and in connection with such termination. No early termination fee shall be payable if termination occurs effective after June 30, 1997. The early termination fee payable as provided for herein shall be presumed to be the amount of damages sustained by you as a result of said early termination and we agree that it is reasonable under the circumstances currently existing. The early termination fee provided for herein shall be deemed included in the Obligations."

                 (d) Section 1.8 of the Trade Financing Agreement Supplement to the Accounts Agreement, dated January 11, 1990, is hereby amended by deleting the reference to "two and one-half percent (2-1/2%)" and replacing it with "one percent (1%)".

         11. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by LCI to Congress pursuant to the Financing Agreements, LCI hereby represents, warrants and covenants with and to Congress as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

                 (a) No Event of Default exists or has occurred and is continuing on the date of this Amendment.

                 (b) This Amendment has been duly executed and delivered by LCI and is in full force and effect as of the date hereof, and the agreements and obligations of LCI contained herein constitute the legal, valid and binding obligations of LCI enforceable against LCI in accordance with their terms.

                 (c) As of the date hereof, LCI is not liable for any outstanding purchase money indebtedness or indebtedness under capitalized leases, which indebtedness is secured by any of the equipment of LCI, except purchase money indebtedness to Congress secured by equipment (among other Collateral).

         12. Conditions to Effectiveness of Amendment. Anything contained in this Amendment to the contrary notwithstanding, the terms and provisions of this Amendment shall only become effective upon the satisfaction of the following additional conditions precedent, subject to Section 13 below:

                 (a) Congress shall have received an executed original or executed original counterparts (as the case may be) of this Amendment together with the following, each of which shall be in form and substance satisfactory to Congress:

                          (i)     the LCI Second Restated Note;

                          (ii)    LCI Ohio Real Estate Note;

                          (iii) Second Amended and Restated Open-End Mortgage and Security Agreement between LCI and Congress which amends the terms of the existing mortgage in favor of Congress to reflect, inter alia, the increase in the Maximum Credit and all of the Term Loans, together with an updating endorsement, at LCI's expense, to the existing title policy with respect thereto;

                          (iv)    a Phase I Environmental Assessment
                                  addressed to Congress or upon which Congress is expressly permitted to rely, an ALTA standard survey certified to Congress, and an orderly liquidation value appraisal report addressed to Congress or upon which Congress is expressly permitted to rely, showing an orderly liquidation value of not less than the sum of $425,000 plus one hundred twenty-five (125%) percent of the LCI Ohio Real Estate Loan (such orderly liquidation value to be determined by using methodology acceptable to Congress), each with respect to LCI's real property in Trumbull County, Ohio and each currently dated and prepared, at LCI's expense, by an environmental engineering firm, a surveyor and an appraiser, respectively, reasonably satisfactory to Congress;

                          (v)     an appraisal report with respect to
                                  the orderly liquidation values of
                                  LCI's Equipment, currently dated and
                                  prepared for Congress, at LCI's
                                  expense, by MB Valuation Services,
                                  Inc., Daley-Hodkin Appraisal
                                  Corporation or other appraiser
                                  reasonably satisfactory to Congress;

                          (vi)    the resolutions of the Board of
                                  Directors of LCI duly authorizing the
                                           execution and delivery of this
                                           Amendment and the instruments and
                                           transactions hereunder;

                          (vii) an Amendment between LPC and Congress with respect to the LPC Financing Agreements and the documents and instruments required thereunder and the satisfaction of all conditions precedent to the effectiveness thereof;

                          (viii) evidence of insurance and loss payable endorsements naming Congress as a loss payee thereunder, issued by an insurance company satisfactory to Congress, and certificates of insurance policies and/or endorsements naming Congress as additional insured and loss payee, all at LCI's cost and expense;

                          (ix) evidence that LCI's owned real property in Trumbull County, Ohio is not within an area having special flood hazard or flood prone characteristics;

                          (x) additional landlord/mortgagee waivers as required by Congress; and

                          (xi) legal opinion of counsel to LCI and LPC addressed to Congress with respect to the Amendment and the instruments delivered hereunder and such other matters as Congress shall reasonably request.

                 (b) All representations and warranties contained herein, in the Accounts Agreement and in the other Financing Agreements shall be true and correct in all material respects; and

                 (c) No Event of Default shall have occurred and no event shall have occurred or condition be existing which, with notice or passage of time or both, would constitute an Event of Default.

         13.     Deliveries Relating to Real Estate.

                 (a) Anything contained in Section 12(a) to the contrary notwithstanding, the instruments, documents and other items required to be executed and/or delivered to Congress pursuant to Sections 12(a)(ii), (iii),
(iv) and (ix) need only be executed and/or delivered (as the case may be) at or before the funding of the LCI Ohio Real Estate Loan; provided, that, in the event that a timely request for the LCI Ohio Real Estate Loan is not received by Congress as required herein, or LCI is otherwise not entitled to receive the LCI Ohio Real Estate Loan pursuant to the other terms and conditions of this Amendment, then LCI shall, within ninety (90) days after the date hereof, nevertheless execute and/or deliver (as the case may be) to Congress all of the instruments, documents and other items required under Sections 12(a) (iii), (iv) and (ix), and the failure to do so shall, at Congress' option, constitute an Event of Default.

                 (b) Anything contained in Section 12(a) to the contrary notwithstanding, the instruments required to be executed and/or delivered to Congress pursuant to Section 12(a)(x) shall only be required to be executed and/or delivered within ninety (90) days after the date hereof. Failure to timely deliver any such instruments shall entitle Congress to establish, from time to time, reserves against availability of Loans or Credits in amounts determined by Congress to be necessary to cover risks or increased risks to which the Collateral or Congress' rights (including rights of access) and enforcement remedies may be subject or exposed by reason of the absence of such instruments.

         14. Effect of this Amendment. Except as modified pursuant hereto, the Accounts Agreement and all supplements to the Accounts Agreement and all other Financing Agreements, are hereby specifically ratified, restated and confirmed by the parties hereto as of the date hereof and no existing defaults or Events of Default have been waived in connection herewith. To the extent of conflict between the terms of this Amendment and the Accounts Agreement or any of the other Financing Agreements, the terms of this Amendment control.

         15. Further Assurances. LCI shall execute and deliver such additional documents and take such additional actions as may reasonably be requested by Congress to effectuate the provisions and purposes of this Amendment.

         16. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

         By the signatures hereto of the duly authorized officers, the parties hereto mutually covenant, warrant and agree as set forth herein.

                                        Very truly yours,

                                        CONGRESS FINANCIAL CORPORATION

                                        By:    Lawrence S. Forte
                                               -----------------
                                        Title: Vice President
                                               --------------

AGREED AND ACCEPTED:

LEXINGTON COMPONENTS, INC.

By:    Warren Delano
       -------------
Title: Vice Chairman
       -------------

                                    CONSENT


         The undersigned guarantor hereby consents to the foregoing Amendment, agrees to be bound by its terms applicable to it, and ratifies and confirms the terms of its Guarantee and Waiver dated January 11, 1990 as applicable to all present and future indebtedness, liabilities and obligations of LEXINGTON COMPONENTS, INC. ("LCI") to CONGRESS FINANCIAL CORPORATION ("Congress"), including, without limitation, all indebtedness, liabilities and obligations under the Financing Agreements as amended hereby.

                                        LEXINGTON PRECISION CORPORATION

                                        By:    Warren Delano
                                            ---------------------------

                                        Title: President
                                               ------------------------

                                   EXHIBIT A

                              TERM PROMISSORY NOTE



$_______________                                          New York, New York
                                                          ____________ __, 1995


         FOR VALUE RECEIVED, LEXINGTON COMPONENTS, INC., a Delaware corporation (the "Debtor"), hereby unconditionally promises to pay to the order of CONGRESS FINANCIAL CORPORATION, a California corporation (the "Payee"), at the offices of Payee at 1133 Avenue of the Americas, New York, New York 10036, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of __________________________ DOLLARS ($_____________) in
lawful money of the United States of America and in immediately available funds, in eighty-four (84) consecutive monthly installments (or earlier as hereinafter referred to) on the first day of each month commencing _______________ 1, 1995, of which the first eighty-three (83) installments shall each be in the amount of _____________________________________ DOLLARS
($____________), and the last (i.e. eighty-fourth (84th)) installment shall be in the amount of the entire unpaid balance of this Note.

         Debtor hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate. Such interest shall be paid in like money at said office or place from the date hereof, commencing _____________ 1, 1995 and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and during the continuance of an Event of Default or following the effective date of termination or non-renewal of the Financing Agreements shall be payable upon demand.

         For purposes hereof (a) the term "Interest Rate" shall mean, as to Prime Rate Loans, a rate of one and one-half (1-1/2%) percent per annum in excess of the Prime Rate and as to Eurodollar Rate Loans, a rate of three and one-quarter (3-1/4%) percent per annum in excess of the Adjusted Eurodollar Rate; provided, that, at Payee's option, the Interest Rate shall mean a rate of four and one-half (4-1/2%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and a rate of five and one-quarter (5-1/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, upon and during the continuance of an Event of Default or following the effective date of termination or non-renewal of the Financing Agreements, and (b) the term "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned thereto in the Accounts Agreement (as hereinafter defined) and the other Financing Agreements.

         The Interest Rate applicable to Prime Rate Loans payable hereunder shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective on the first day of the month after any change in the Prime Rate, based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of New York or other applicable law.

         This Note is issued pursuant to the terms and provisions of the letter agreement re: Amendment to Financing Agreements, dated as of January __, 1995, between Debtor and Payee (the "Amendment") to evidence the "LCI Ohio Real Estate Loan" (as defined in the Amendment) made by Payee to Debtor. This Note is secured by the "Collateral" described in the Accounts Financing Agreement [Security Agreement], dated January 11, 1990, by and between Payee and Debtor, as amended (the "Accounts Agreement") and any agreement, document or instrument now or at any time hereafter executed and/or delivered in connection therewith or related thereto (the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, are hereinafter collectively referred to as the "Financing Agreements") and is entitled to all of the benefits and rights thereof and of the Financing Agreements. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Debtor maintained by Payee.

         If any principal or interest payment is not made when due hereunder, and such failure shall continue for three (3) days, or if any other Event of Default (as defined in the Accounts Agreement) shall occur for any reason, or if the Financing Agreements shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Debtor's obligations, liabilities and indebtedness owing to Payee under the Financing Agreements (the "Obligations"), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, reasonable attorneys' fees.

         Debtor (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. Upon the occurrence and during the continuance of any Event of Default, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to Debtor.

         Payee shall not be required to resort to any Collateral for payment, but may proceed against Debtor and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

         Debtor hereby waives the right to a trial by jury and all rights of setoff and rights to interpose counterclaims and cross-claims in any litigation or proceeding arising in connection with this Note, the Accounts Agreement, the other Financing Agreements, the Obligations or the Collateral, other than compulsory counterclaims, the non-assertion of which would result in a permanent waiver. Debtor hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York and of the United States District Court for the Southern District of New York for all purposes in connection with any action or proceeding arising out of or relating to this Note, the Accounts Agreement, the other Financing Agreements, the Obligations or the Collateral and further consents that any process or notice of motion or other application to said Courts or any judge thereof, or any notice in connection with any proceeding hereunder may be served (i) inside or outside the State of New York by registered or certified mail, return receipt requested, and service or notice so served shall be deemed complete five (5) days after the same shall have been posted or (ii) in such other manner as may be permissible under the rules of said Courts. Within thirty (30) days after such mailing, Debtor shall appear in answer to such process or notice of motion or other application to said Courts, failing which Debtor shall be deemed in default and judgment may be entered by Payee against Debtor for the amount of the claim and other relief requested therein.

         The execution and delivery of this Note has been authorized by the Board of Directors of Debtor.

         This Note, the other Obligations and the Collateral shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

         This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Payee or the holder hereof.

         Whenever used herein, the terms "Debtor" and "Payee" shall be deemed to include their respective successors and assigns.


                                        LEXINGTON COMPONENTS, INC.
ATTEST:                                 By:
                                            --------------------------------
--------------------------------        Title:
                                               -----------------------------
[Corporate Seal]

                                   EXHIBIT I

                            NEW EQUIPMENT TERM NOTE *


$_____________                                             ______________, 19__


         FOR VALUE RECEIVED, LEXINGTON COMPONENTS, INC., a Delaware corporation (the "Debtor"), hereby unconditionally promises to pay to the order of CONGRESS FINANCIAL CORPORATION, a California corporation (the "Payee"), at the offices of Payee at 1133 Avenue of the Americas, New York, New York 10036, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of ____________________________ DOLLARS ($_________) in
lawful money of the United States of America and in immediately available funds, in _________ (__) consecutive monthly installments (or earlier as hereinafter referred to) on the first day of each month commencing __________, 19__, of which the first ____________ (__) installments shall each be in the amount of ___________________ DOLLARS ($________), and the last (i.e.
___________ (___)) installment shall be in the amount of the entire unpaid balance of this Note.

         Debtor hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate. Such interest shall be paid in like money at said office or place from the date hereof, commencing on the first day of the month next following the date hereof, and on the first day of each month thereafter until the indebtedness evidenced by this
Note is paid in full. Interest payable upon and during the continuance of an Event of Default or following the effective date of termination or non-renewal of the Financing Agreements shall be payable upon demand.

         For purposes hereof, (a) the term "Interest Rate" shall mean, as to Prime Rate Loans, a rate of one (1%) percent per annum in excess of the Prime Rate, and as to Eurodollar Rate Loans, a rate of three and one-quarter (3 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate; provided, that, at Payee's option, the Interest Rate shall mean a rate of three (3%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and a rate of five and one-quarter (5 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar


__________________________________

     *For preparation of Note:

         The blanks are to be completed such that the principal amount of the New Equipment Term Loan is amortized in equal, consecutive monthly installments of principal commencing on the first day of the month following the date of advance and ending on February 1, 2002.

Rate Loans, upon and during the continuance of an Event of Default or following the effective date of termination or non-renewal of the Financing Agreements, and (b) the term "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned thereto in the Accounts Agreement (as hereinafter defined) and the other Financing Agreements.

         The Interest Rate payable hereunder shall increase or decrease by an amount equal to each increase or decrease, respectively, in such Prime Rate, effective on the first day of the month after any change in such Prime Rate, based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of New York or other applicable law.

         This Note is issued pursuant to the terms and provisions of the letter agreement re: Amendment to Financing Agreements, dated as of January __, 1995 between Debtor and Payee (the "Amendment") to evidence a "New Equipment Term Loan" (as defined in the New Equipment Term Loan Agreement as referred to in and as modified by the Amendment) made by Payee to Debtor. This Note is secured by the "Collateral" described in the Accounts Financing Agreement [Security Agreement], dated January 11, 1990, by and between Payee and Debtor, as amended (the "Accounts Agreement") and any agreement, document or instrument now or at any time hereafter executed and/or delivered in connection therewith or related thereto (the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, are hereinafter collectively referred to as the "Financing Agreements") and is entitled to all of the benefits and rights thereof and of the Financing Agreements. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Debtor maintained by Payee.

         If any principal or interest payment is not made when due hereunder, and such failure shall continue for three (3) days, or if any other Event of Default (as defined in the Accounts Agreement) shall occur for any reason, or if the Financing Agreements shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of

Debtor's obligations, liabilities and indebtedness owing to Payee under the Financing Agreements (the "Obligations"), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, reasonable attorneys' fees.

         Debtor (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. Upon the occurrence of any Event of Default and during the continuance thereof, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to Debtor.

         Payee shall not be required to resort to any Collateral for payment, but may proceed against Debtor and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

         Debtor hereby waives the right to a trial by jury and all rights of setoff and rights to interpose counterclaims and cross-claims in any litigation or proceeding arising in connection with this Note, the Accounts Agreement, the other Financing Agreements, the Obligations or the Collateral, other than compulsory counterclaims, the non-assertion of which would result in a permanent waiver. Debtor hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York and of the United States District Court for the Southern District of New York for all purposes in connection with any action or proceeding arising out of or relating to this Note, the Accounts Agreement, the other Financing Agreements, the Obligations or the Collateral and further consents that any process or notice of motion or other application to said Courts or any judge thereof, or any notice in connection with any proceeding hereunder may be served (i) inside or outside the State of New York by registered or certified mail, return receipt requested, and service or notice so served shall be deemed complete five (5) days after the same shall have been posted or (ii) in such other manner as may be permissible under the rules of said Courts. Within thirty (30) days after such mailing, Debtor shall appear in answer to such process or notice of motion or other application to said Courts, failing which Debtor shall be deemed in default and judgment may be entered by Payee against

Debtor for the amount of the claim and other relief requested therein.

         The execution and delivery of this Note has been authorized by the Board of Directors of Debtor.

         This Note, the other Obligations and the Collateral shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

         This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Payee or the holder hereof.

         Whenever used herein, the terms "Debtor" and "Payee" shall be deemed to include their respective successors and assigns.

                                           LEXINGTON COMPONENTS, INC.
ATTEST:
                                           By:
                                               -----------------------------
-------------------------------
          Secretary                        Title:
                                                  --------------------------

[Corporate Seal]